UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

January 12, 2015

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Employment of Chief Executive Officer, President and Chief Financial Officer.

Effective January 12, 2015 (the “Separation Date”), Harold A. Hurwitz resigned from all of his positions at Pro-Dex, Inc. (the “Company”) including as Chief Executive Officer, President, Chief Financial Officer, Director, Treasurer and Secretary. The Company is in the process of negotiating a separation agreement with Mr. Hurwitz concerning the conclusion of Mr. Hurwitz’s services with the Company, the terms of which will be disclosed by the Company if and when entered into with Mr. Hurwitz.

Appointment of Chief Executive Officer and President.

On January 12, 2015, pursuant to appointment by the Board, Richard L. Van Kirk, age 54, began service as the Company’s Chief Executive Officer and President. Mr. Van Kirk has been the Company’s Chief Operating Officer since April, 2013 and will continue to serve in such capacity concurrent with his service as the Company’s Chief Executive Officer and President. Mr. Van Kirk joined the Company as Director of Manufacturing in 2006, and was subsequently promoted to Vice President of Operations. Prior to joining the Company, Mr. Van Kirk served as Manufacturing Manager and Manager of Product Development for the ChargeSource division of Comarco, Inc., a provider of power and charging functionality for popular electronic devices and wireless accessories, and as General Manager at Dynacast, a leader in precision die casting.

In connection with his appointment, the Company and Mr. Van Kirk have continued Mr. Van Kirk’s at-will employment arrangement (the “April 2013 Employment Arrangement”), except that Mr. Van Kirk’s annual base compensation has increased to $205,000 concurrent with his appointment as the Company’s Chief Executive Officer and President. A complete copy of the April 2013 Employment Arrangement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2013.

In addition, effective January 12, 2015, the Board appointed Mr. Van Kirk as a director of the Company to fill the vacancy on the Board resulting from Mr. Hurwitz’s resignation from the Board described above.

Appointment of Chief Financial Officer.

On January 12, 2015, pursuant to appointment by the Board, Alisha K. Charlton, 45, began service as the Company’s Chief Financial Officer. Ms. Charlton joined the Company in January 2014 as Senior Director of Finance. Prior to joining the Company, Ms. Charlton held various accounting positions at Comarco, Inc. from 2000 culminating in her appointment as Chief Accounting Officer in April, 2011. Prior to her 13 year tenure at Comarco, Ms. Charlton held various accounting and finance positions with CKE Restaurants, Inc. from 1995 to 2000. Ms. Charlton began her career in 1991 with KPMG Peat Marwick (now KPMG LLP) and was formerly a certified public accountant. Ms. Charlton holds a B.A. in Business Economics from the University of California, Santa Barbara.

Ms. Charlton’s employment with the Company continues on an at-will basis. Effective as of her appointment as Chief Financial Officer, Ms. Charlton’s annual base salary is $165,000 per annum. Ms. Charlton may participate, on the same terms as other employees of the Company, in all health and welfare programs, life insurance and qualified retirement plans and other employee benefits which may be sponsored by the Company from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2015	PRO-DEX, INC. (REGISTRANT).

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer